Exhibit 13.2

Certification by the Principal Financial Officer
Required by Rule 13a-14(b)

In connection with the annual report of Wowo Limited (the “Company”) on Form 20-F for the year ended December 31, 2015 as filed with the Securities and Exchange Commission (the “Report”), I, Frank Zhigang Zhao, Chief Financial Officer of the Company, hereby certify pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: April 29, 2016

By:	/s/ Frank Zhigang Zhao
	Name:	Frank Zhigang Zhao
	Title:	Chief Financial Officer